EXHIBIT 23a

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 and Registration Statement on Form S-3 (File No. 33-49851) of our report dated February 9, 1999 relating to the financial statements and financial statement schedule, which appears in Bell Atlantic - New Jersey, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1998. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

New York, New York

May 20, 1999